We consent to the reference to our firm under the caption "Experts" and to the use of our reports on the financial statements of JPF Variable Annuity Separate Account dated March 23, 2001, and on the consolidated financial statements of Jefferson Pilot Financial Insurance Company and Subsidiaries dated February 5, 2001, in Post Effective Amendment No. 3 (Form N-4, No. 333-95155) under the Securities Act of 1933 and Amendment No. 8 (Form N-4, No. 811-09779) under the Investment Company Act of 1940 and related Statement of Additional Information of The Pilot Elite Variable Annuity issued by Jefferson Pilot Financial Insurance Company.


                                                           /s/ ERNST & YOUNG LLP


Greensboro, North Carolina
April 25, 2001